EXHIBIT 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, each of the parties to this Joint Filing Agreement (this “Agreement”) agrees that the statement on Schedule 13G with respect to the ordinary shares issued by Endurance Specialty Holdings Ltd., to which this Agreement is attached as an Exhibit, is filed on behalf of each such party and that any amendments to the attached Schedule 13G will likewise be filed on behalf of each such party.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed on February 14, 2007.

AON CORPORATION
Date:	February 14, 2007

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

COMBINED INSURANCE COMPANY OF AMERICA
Date:	February 14, 2007

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

STERLING LIFE INSURANCE COMPANY
Date:	February 14, 2007

By:	/s/ Richard E. Barry
Name:	Richard E. Barry
Title:	Vice President

COMBINED LIFE ASSURANCE COMPANY OF EUROPE LIMITED
Date:	February 14, 2007

By:	/s/ Richard M. Ravin
Name:	Richard M. Ravin
Title:	Director

AON PENSION PLAN
Date:	February 14, 2007

By:	/s/ John Reschke
Name:	John Reschke
Title:	Vice President on behalf of Investment Committee